Exhibit 1.2

PLACEMENT AGENT AGREEMENT

April [    ], 2010

Kendrick Pierce & Company Securities, Inc.

511 West Bay Street, Suite 300

Tampa, FL 33606

Re:	Private Placement of Stock

Ladies and Gentlemen:

Bank of Florida Corporation (“BOFL”) hereby confirms its agreement with Kendrick Pierce & Company Securities, Inc. (the “Placement Agent” or “you”) as follows:

1) Introduction. This Agreement (“Agreement”) sets forth the understanding, representations, and agreements whereby you will offer and sell, on an exclusive best efforts basis, up to 45,566,534 shares of the common stock of BOFL, par value $0.01 per share (the “Common Stock”), plus that number of unsubscribed shares of Common Stock resulting from the Company’s distribution of subscription rights to holders of its Common Stock as of March 8, 2010 (the “Offering”), which will be registered with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”). This Agreement shall only apply and relate to the Offering. The aforesaid 45,566,534 shares of Common Stock plus the number of unsubscribed shares of Common Stock resulting from the Company’s distribution of subscription rights to be sold in the Offering are hereinafter called, collectively, the “Securities.” For clarification purposes, any shares of Common Stock offered and sold pursuant to oversubscription rights in the Company’s distribution of subscription rights to holders of its Common Stock as of March 8, 2010 shall be deemed “Securities” for purposes of this Agreement, including, without limitation, for calculation of the Placement Fees payable to the Placement Agent pursuant to Section 7 hereof.

The Company has filed with the Commission a registration statement on Form S-1 (File No. 333-161252) conforming to the requirements of the 1933 Act, and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Promptly after the execution of this Agreement, BOFL will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) under the 1933 Act. BOFL has previously advised you of all information (financial and other) that will be set forth therein. Further, the term “Registration Statement” at any particular time means BOFL’s registration statement on Form S-1 (Registration No. 333-161252), including any amendment thereto, the Prospectus, any documents incorporated by reference therein and all financial schedules and exhibits thereto, and the term “Rule 462(b) Registration Statement” means a registration statement filed by BOFL pursuant to Rule 462(b) under the 1933 Act for the purpose of registering any additional Securities under the 1933 Act to be sold in the Offering. The term “Prospectus” at any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time. The term “free writing prospectus” has the meaning set forth in Rule 405 of the 1933 Act and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of BOFL or used or referred to by BOFL in connection with the Offering. The terms “effective date” and “effective” refer to the date the Commission declared the Registration Statement effective pursuant to the 1933 Act.

2) Representations and Warranties. BOFL represents and warrants to, and agrees with you, as follows:

a) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of BOFL, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. BOFL is eligible, and has elected to, incorporate information by reference in the Registration Statement pursuant to Commission Form S-1, General Instruction VII.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and on the date of each Closing, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, on the date of each Closing, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus regarding the Placement Agent made in reliance upon and in conformity with information furnished to BOFL in writing by the Placement Agent expressly for use in the Registration Statement or Prospectus, provided the only information furnished to BOFL by the Placement Agent is set forth in the section of the Prospectus entitled “The Offerings and Plan of Distribution – Plan of Distribution.”

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Placement Agent for use in connection with the Offering of the Securities was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (including, without limitation, any road show or similar presentation that is a free writing prospectus under Rule 433) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act on the date of first use, and BOFL has complied and will comply with all prospectus delivery and any filing requirements applicable to each such Issuer Free Writing Prospectus pursuant to the 1933 Act. BOFL has not made and will not make any offer relating to the Offering that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agent. BOFL has retained and will retain in accordance with the 1933 Act all Issuer Free Writing Prospectuses that are not required to be filed pursuant to the 1933 Act. BOFL has taken all actions necessary so that any “road show” (as defined in Commission Rule 433) in connection with the offering of the Securities will not be required to be filed pursuant to the 1933 Act. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Final Sales Termination Date, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus.

b) Organization, Status and Corporate Power. BOFL is a bank holding company duly organized, validly existing, with active status under the laws of the State of Florida, with corporate power and authority to own, lease, and operate its properties and conduct its business as described in the Prospectus. BOFL has the following subsidiaries (individually a “Subsidiary” and collectively the “Subsidiaries”): Bank of Florida – Southwest Florida, Bank of Florida – Southeast, Bank of Florida – Tampa Bay and Bank of Florida Trust Company. BOFL owns all of the issued and outstanding capital stock of each of its Subisidiaries, all of which has been duly authorized and validly issued, is fully paid and non-assessable and is owned by BOFL free and clear of any security interests, options, rights of first refusal, liens, charges, encumbrances, mortgages, or other claims (“Liens”). Each Subsidiary, except Bank of Florida Trust Company, is a Florida-state-chartered commercial bank (individually, a “Bank” and collectively, the “Banks”) and their deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). Each Subsidiary is an entity organized, validly existing and with active status under the laws of its respective jurisdiction of organization with the requisite power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each of BOFL and its Subsidiaries is registered or qualified to transact business as a foreign corporation and has active status in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except those jurisdictions where non-qualification would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, operations, assets or properties of BOFL or any Subsidiary (a “Material Adverse Effect”). Each of BOFL and the Banks is in compliance in all material respects with all applicable laws administered by and regulations of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Florida Office of Financial Regulation and any other federal or state bank regulatory authority (collectively, the “Regulatory Authorities”) with jurisdiction over BOFL or any of the Banks, other than where such failures to comply would not, individually or in the aggregate, have a Material Adverse Effect.

c) Financial Statements. The financials statements of BOFL together with related schedules and notes included in the Registration Statement and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis during the periods involved. The unaudited financial information (including the related notes) incorporated by reference into the Prospectus or the preliminary prospectus, if any, complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of BOFL believes that the assumptions underlying any adjustments are reasonable. Such adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects to BOFL the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

d) Taxes. BOFL and the Banks have properly filed all necessary federal, state, local, and foreign income tax returns required to be filed by them and have paid all taxes shown as due and payable thereon (or have obtained appropriate extensions), except for taxes that are being contested in good faith and for which adequate reserves have been established in BOFL’s financial statements. No tax deficiency has been asserted or, to the knowledge of BOFL, threatened to be asserted against BOFL.

e) Litigation and Governmental Proceedings. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of BOFL, threatened against BOFL or any Subsidiary that is required to be disclosed in the Prospectus, that could reasonably be expected to have a Material Adverse Effect, or that could reasonably be likely to have a material adverse effect upon the consummation of the transactions contemplated in this Agreement. No pending legal or governmental proceedings to which BOFL or any Subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its businesses, if decided adversely, is reasonably likely to have a Material Adverse Effect.

f) No Governance or Contractual Violations. Neither BOFL nor any Subsidiary is in violation of any provision of its articles of incorporation or bylaws nor in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except as specifically provided otherwise in the Registration Statement and Prospectus.

g) Properties and Assets. BOFL and each Subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) is described in the Prospectus or (ii) is neither material in amount nor materially significant in relation to the business of BOFL or a Subsidiary; all of the leases and subleases material to the business of BOFL or any Subsidiary and under which it holds properties described in the Prospectus are in full force and effect, and BOFL has no notice of any material claim that has been asserted by anyone adverse to the rights of BOFL or any Subsidiary under any of the leases or subleases referenced above, or affecting or questioning the right of BOFL or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; the respective agreements to which BOFL or any Subsidiary is a party as described in the Prospectus are valid and enforceable in accordance with their terms, except in all cases to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights and remedies generally and the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and, to BOFL’s knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements.

h) Permits. BOFL and each Subsidiary owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as applicable, and to operate its properties and to carry on its business in the manner described in the Prospectus, except where the failure to obtain such governmental licenses, permits, certificates, consents, order, approvals or other authorizations would not reasonably be expected to have a Material Adverse Effect, and BOFL has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, and all such licenses, permits, certificates, consents, orders, approvals and authorizations are in full force and effect.

i) Insurance. BOFL and each Subsidiary maintains insurance of the types and in the amounts reasonably necessary to operate its business including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism, liability and malpractice and all other risks customarily insured against, and such fidelity bonds as may be required under applicable law, and all of which insurance is in full force and effect.

j) Employee Relations. No labor problem exists with the employees of BOFL or any Subsidiary nor, to the knowledge of BOFL, is imminent; and to the knowledge of BOFL there is no existing or imminent labor disturbance by the employees of BOFL’s principal suppliers, contractors or customers that could reasonably be expected to have a Material Adverse Effect.

k) ERISA. BOFL has not engaged in any transaction in connection with which it could be subject to either a civil penalty assessed pursuant to Section 502(i) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a tax imposed by Section 4975 of the Internal Revenue Code. BOFL has not provided any pension or other plan subject to ERISA other than any 401(k) plan, employee group health plan, employee group term life insurance plan, or employee long-term disability plan which might exist.

l) Patent and Proprietary Rights. Except as disclosed in the Prospectus, BOFL and each Subsidiary owns or possesses or has the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively “patent and proprietary rights”) currently employed by it in connection with the business now operated by it, except where the failure to so own, possess or acquire the right to use such patent and proprietary rights is not reasonably likely to have a Material Adverse Effect, and neither BOFL nor any Subsidiary has received any notice nor is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights.

m) No Regulatory Violations. Neither BOFL nor any Subsidiary has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts) in violation of any applicable federal or state statute, law, rule or regulation and no order has been issued pursuant thereto (including but not limited to any aspect of banking, financial institution holding company, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except to the extent described in the Prospectus, or such other violation that has been fully cured or satisfied without recourse, or where such violation is not reasonably likely to have a Material Adverse Effect. Except as otherwise specifically disclosed in the Registration Statement and the Prospectus, none of BOFL or the Banks is a party to any written agreement, cease and desist or consent order, or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter, or formal or informal action, including actions or resolutions adopted by their respective boards of directors requested or required by any Regulatory Authority (collectively, “Regulatory Actions”) that imposes sanctions or limitations upon any of BOFL or the Banks, or which restricts, requests changes in, or directs the conduct of the business of BOFL or any of its Subsidiaries, including the Banks, or in any manner relates to its capital adequacy, growth, funding mix, brokered deposits, credit policies or its management, nor have any of them been advised by any Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Regulatory Action, except, in each case, as are disclosed specifically in the Prospectus.

n) No Acquisitions. Neither BOFL nor any Subsidiary has any agreement or understanding with any entity concerning the future acquisition (i) by it or any affiliated entity of a controlling interest in any entity that is required by applicable law or regulation to be disclosed and that is not disclosed in the Prospectus; or (ii) of a controlling interest in it by any entity that is similarly required to be but not disclosed in the Prospectus.

o) Disclosure Controls. BOFL and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by BOFL in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to BOFL’s management as appropriate to allow timely decisions regarding required disclosure. BOFL and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

p) Accounting Controls. BOFL and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on BOFL’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in BOFL’s internal controls. BOFL’s auditors and the Audit Committee of the Board of Directors of BOFL have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect BOFL’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BOFL’s internal controls over financial reporting.

q) Sarbanes-Oxley Act. There is and has been no failure on the part of BOFL or any of BOFL’s directors or officers, in their capacities as such, to comply in all material respects with (i) any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, and (ii) the corporate governance requirements of the Nasdaq Global Market.

r) Capital Structure. As of the date of this Agreement, the authorized capital of BOFL consists of 100,000,000 shares of Common Stock, of which 12,968,898 shares are issued and outstanding, and 10,000,000 shares of preferred stock, 50,000 shares of which have been designated Series A Preferred Stock and none of which shares are issued and outstanding, 520 shares of which have been designated Series B Preferred Stock and 172 of which shares are issued and outstanding. During the term of the Offering, no other shares of capital stock of BOFL are or will be issued and outstanding, except shares issued pursuant to the Offering, shares issued pursuant to the exercise of subscription rights distributed to holders of the Company’s Common Stock as of March 8, 2010, or issued in connection with the exercise of outstanding stock options issued pursuant to BOFL’s existing stock option plans. The Securities being offered through the Offering have been duly authorized for issuance and, when issued and delivered by BOFL against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable. The Securities to be issued in the Offering will conform, in all material respects, to the description thereof contained in the Prospectus. BOFL has not granted any subscriptions, warrants, options, or other rights to acquire shares of, or any securities exchangeable for or convertible into shares of, any capital stock of BOFL other than that described in the Prospectus.

s) Binding Agreement. This Agreement and the Escrow Agreement have been duly authorized, executed, and delivered by BOFL, and this Agreement and the Escrow Agreement are the valid and legally binding obligations of BOFL enforceable in accordance with their terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, affecting creditors’ rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to equitable defenses and to the discretion of the court before which any proceeding may be brought, and (iii) enforcement of the provisions hereof relating to indemnification and contribution may be limited or unenforceable under applicable federal and state, or other securities laws or the public policy underlying such laws. The execution and delivery of this Agreement, and the issuance and sale of the Securities by BOFL and the consummation of the transactions contemplated by this Agreement, will not result in the breach, or be in violation, of any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which BOFL is a party or by which it is bound, except in any case for such breaches or violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or assets of BOFL or any effect on the issuance and validity of the Securities sold in the Offering.

t) Additional Information. Any written or oral information provided in addition to the Prospectus to prospective investors by BOFL or any of its agents (other than any such information provided by you and with respect to which we make no representation or warranty) will not contain, when considered in the context of the information contained in the Prospectus considered as a whole and in any other such additional information so furnished, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Copies of all such written information will be promptly given to you.

u) Due Diligence Requests. BOFL agrees that it will furnish or make available to you and your counsel any and all documentation reasonably requested in connection with your due diligence efforts including without limitation background information of the officers and directors of BOFL, a detailed business plan, and communications with and reports from Federal and Florida regulatory agencies, to the extent permitted by applicable laws, rules and regulations.

v) Consent, Approval, Etc. No consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement, the issuance and sale of the Securities, or the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, BOFL has given written notice to any Regulatory Authority having jurisdiction over BOFL, any of the Banks and the Offering of its intent to engage in the Offering and no Regulatory Authority has expressed any objection to the Offering.

w) No Conflicts. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, the issuance and sale of the Securities by BOFL, the compliance by BOFL with all of the provisions of this Agreement and the Escrow Agreement, and the consummation of the transactions herein contemplated, do not and will not conflict with or constitute a breach or violation of the Articles of Incorporation or Bylaws of BOFL or any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which BOFL is a party, by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over BOFL or any of its properties, which conflict, breach, default or violation would reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by BOFL for the issuance and sale of the Securities, or the consummation by BOFL of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under applicable federal or state securities laws.

x) No Material Changes. BOFL and its Subsidiaries have not sustained, since December 31, 2009, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change or any development that could reasonably be expected to result in a prospective mutual adverse change in the business, properties, assets, rights, operations, results of operations, or condition (financial or otherwise) of BOFL or any of its Subsidiaries; (ii) any transaction that is material to BOFL or any of its Subsidiaries, except transactions in the ordinary course of business; (iii) any obligation that is material to BOFL or any of its Subsidiaries, direct or contingent, except obligations incurred in the ordinary course of business; (iv) any change that is material with respect to the capital stock or outstanding indebtedness of BOFL or any of its Subsidiaries; or (v) any dividend or distribution of any kind declared, paid or made with respect to the capital stock of BOFL or any of its Subsidiaries.

y) Affiliation with FINRA Member Firm. No officer or director of BOFL, nor, to the knowledge of BOFL, any record or beneficial owner of 5% or more of BOFL’s securities, is associated or affiliated (directly or indirectly) with any firm that is a member of the Financial Industry Regulatory Authority (“FINRA”).

z) FINRA Matters. All of the information provided to the Placement Agent or to counsel for the Placement Agent by BOFL, and its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct.

aa) Foreign Corrupt Practices Act. Neither BOFL nor any of its Subsidiaries nor, to the knowledge of BOFL, any director, officer, agent, employee, affiliate or other person acting on behalf of BOFL or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and BOFL and its Subsidiaries and, to the knowledge of BOFL, BOFL’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

bb) Money Laundering Laws. The operations of BOFL and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BOFL or any of its Subsidiaries with respect to the Money Laundering Laws is pending.

cc) Office of Foreign Assets Control. Neither BOFL nor any of its Subsidiaries nor, to the knowledge of BOFL, any director, officer, agent, employee, affiliate or person acting on behalf of BOFL or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of BOFL or any of its affiliates does business with the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of OFAC; and BOFL will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

dd) Margin Rules. The application of the proceeds received by BOFL from the issuance, sale and delivery of the Securities as described in the Registration Statement and the Prospectus, will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

ee) Related Party Transactions. Except for loans made in the ordinary course of business and on customary terms and conditions and except as specifically described in the Prospectus, no material transaction has occurred, and there is no agreement or understanding with respect to such a transaction, between or among BOFL or one or more of the Banks, on the one hand, and any of their officers, directors, organizers, 10% shareholders, or any affiliate of any such officer, director, organizer, or shareholder, on the other hand, including any transaction with insiders, affiliates, or their related interests that would violate Regulations O or W of the Board of Governors of the Federal Reserve System or Florida Office of Financial Regulation regulations.

ff) SEC Reports; Financial Statements. BOFL has filed all reports, schedules, forms, statements and other documents required to be filed by BOFL under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as BOFL was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial statements of BOFL included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with US GAAP, except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of BOFL and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All offers and sales of BOFL’s capital stock and other debt or other securities prior to the date hereof were made in compliance with the registration requirements of, or were the subject of an available exemption from the 1933 Act and all other applicable state and federal laws or regulations, or any actions under the

1933 Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation, except as specifically disclosed in the Prospectus.

gg) Not an Investment Company. BOFL is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

hh) Auditor Independence. Each of Porter Keadle Moore, L.L.P. and Hacker, Johnson & Smith, P.A., who has certified certain financial statements of BOFL and its Subsidiaries, is an independent registered public accounting firm with respect to BOFL and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

ii) Nasdaq Global Market. The outstanding shares of BOFL’s Common Stock and the shares of Common Stock constituting the Securities have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Market.

jj) Absence of Manipulation. BOFL and its officers, directors an affiliates have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

kk) Forward Looking Statement. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

ll) Statistical and Market Related Data. The statistical, demographic and market related date included in the Registration Statement or Prospectus and the documents incorporated by reference therein are based on or derived from sources that BOFL believes to be reliable and accurate or represent BOFL’s good faith estimates that are made on the basis of data derived from such sources.

mm) Company/Director Relationships. No relationship exists between or among BOFL and any director, officer, stockholder or affiliate of BOFL which is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration statement or the Prospectus which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by BOFL to or for the benefit of any of the officers or directors of BOFL or any of their respective family members.

nn) Issuer Free Writing Prospectus. BOFL has not prepared or used, and shall not prepare or use, any Issuer Free Writing Prospectus without the prior written consent of the Placement Agent. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that BOFL notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the Prospectus, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (x) BOFL has promptly notified or will promptly notify the Placement Agent in writing and (y) BOFL has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. BOFL has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

oo) No Brokers or Finders. Except for the compensation payable to you, as Placement Agent in connection with the Offering, there is no broker, finder or other party that is entitled to receive from BOFL any brokerage, finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or the Prospectus or as a result of the Offering, except as specifically contemplated by this Agreement.

All representations and warranties made by BOFL in this Agreement shall be deemed to be made as of the date of this Agreement and as of the date of each Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date or time) and at all times through the Final Sales Termination Date (as defined below)

3) Sale of Securities.

a) Appointment of Placement Agent and Sale Price. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, BOFL hereby appoints you as its exclusive placement agent for the Offering and grants you the exclusive right to offer and sell, as placement agent, the Securities, at a price of $0.85 per share during the period between the date hereof and the Final Sales Termination Date (the “Offering Period”). Your agency hereunder shall continue until the “Final Sales Termination Date,” which shall be the earlier of (i) the completion of the sale of 84,440,228 shares of Common Stock in the Offering (the “Maximum Offering Amount”), (ii) April 16, 2010, unless extended by BOFL’s Board of Directors until no later than July 31, 2010, (iii) such date on which you and BOFL agree in writing to terminate the Offering, or (iv) a termination of this Agreement or the Offering pursuant to an express provision of this Agreement. In the event you are unable to sell 84,440,228 shares of Common Stock in the Offering (the “Minimum Offering Amount”) prior to the Final Sales Termination Date, this Agreement shall terminate and you shall direct the Escrow Agent (defined below) to promptly refund to any person who has subscribed for any of the Securities the full amount which has been received from them, and no party shall have any obligation to the other party hereunder, except as provided in Sections 7 and 8 hereof.

b) Subscriptions. Both the Placement Agent and BOFL shall have the right to reject the tender of any subscription for Securities in the Offering for any reason whatsoever in their sole and absolute discretion.

c) Subscription Payments. The Placement Agent has made arrangements for placing proceeds received from subscription for Securities in a non-interest bearing escrow account with the Escrow Agent until the Closing or the termination of this Agreement, with a provision for the prompt refund to the subscribers as set forth above, or for delivery to BOFL if Securities from this Offering are sold. The Placement Agent acknowledges and agrees that it will be a party to an Escrow Agreement (the “Escrow Agreement”), by and among the Placement Agent, Pacific Coast Community Bankers’ Bank (the “Escrow Agent”), and BOFL in a form mutually satisfactory to the parties. The Placement Agent will promptly upon receipt deliver all cash and checks received by it from subscribers to purchase the Securities to the Escrow Agent. All such subscription proceeds are to be deposited with the Escrow Agent pursuant to the Escrow Agreement. All checks for subscriptions shall be made payable to “Pacific Coast Bankers’ Bank acting as Escrow Agent for Bank of Florida Corporation”. If any checks made payable to BOFL or its transfer agent or subscription payments are delivered to Placement Agent or any Selected Dealer (as defined in Section 3(e) below), the Placement Agent or the Selected Dealer, as the case may be, will forward such checks to the Escrow Agent by noon of the next business day after receipt thereof. If the Offering shall terminate prior to the sale of the Securities due to the failure to sell the Minimum Offering Amount or any other condition precedent, all amounts paid by subscribers to purchase the Securities will be promptly refunded, without the payment of any interest earned thereon or any deduction for expenses.

d) Closing. The closing of the sale of Securities in the Offering (the “Closing”) initially shall take place no later than 10 business days after BOFL has received subscriptions to purchase at least the Minimum Offering Amount and all other conditions precedent to the consummation of the Offering are satisfied, including, without limitation, the receipt of all required final regulatory approvals for the Offering. Each Closing thereafter will take place at a time mutually agreed upon by the Placement Agent and BOFL. The Closings will take place at a location and time to be mutually agreed upon. The Placement Agent’s obligations under this Agreement, including with respect to any Closing, is subject to the satisfaction of all conditions precedent to the Closings, as set forth in Section 6 below or as otherwise set forth in this Agreement, having been satisfied prior to such Closing.

e) Selected Dealers. You may utilize other broker-dealers (“Selected Dealers”) who are members in good standing of FINRA and registered in the state in which the Offering is conducted to assist you in the sale of Securities in the Offering upon such compensation terms and conditions as are set forth in Section 7 below and to enter into agreements for the offer and sale of Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as you deem appropriate. Your agreement with each Selected Dealer shall contain indemnification provisions in favor of BOFL in the form of paragraph 11 of the form of Selected Dealer Agreement attached to this Agreement as Exhibit A.

f) Blue Sky Matters. BOFL shall cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as you may reasonably request, to continue such registration or qualification in effect so long as reasonably required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that BOFL shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement, the Prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

g) Nasdaq. BOFL shall comply with all applicable market rules of the Nasdaq Stock Market with regard to the Offering and sale of the Securities, and, without limiting the forgoing, shall timely file an application for the listing of additional shares, if required by Nasdaq rules.

4) Covenants of BOFL. In addition to all other covenants and agreements of BOFL set forth in this Agreement, BOFL covenants with the Placement Agent as follows:

a) Compliance with Securities Regulations and Commission Requests. BOFL, subject to Section 4(b), will comply with the requirements of Rule 430A of the 1933 Act and will notify the Placement Agent immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. BOFL will promptly effect the filings necessary pursuant to Rule 424(b) of the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. BOFL will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. BOFL will give the Placement Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Placement Agent with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Placement Agent or counsel for the Placement Agent shall reasonably object.

c) Delivery of Registration Statements. BOFL has furnished or will deliver to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. BOFL will furnish to Placement Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as Placement Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Issuer Free Writing Prospectus. BOFL will retain in accordance with the 1933 Act, all Issuer Free Writing Prospectuses not required to be filed pursuant to the 1933 Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent preliminary prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, BOFL will notify the Placement Agent and, upon the Placement Agent’s request, file such document and prepare and furnish without charge to the Placement Agent as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

f) Continued Compliance with Securities Laws. BOFL will comply with the 1933 Act, the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent or for BOFL, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, BOFL will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and BOFL will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

g) Reporting Requirements. BOFL, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission.

h) Preparation of Prospectus. Immediately following the execution of this Agreement, BOFL will, subject to Section 4(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Placement Agent and BOFL may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus. “Rule 430A Information” means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.

i) Use of Proceeds. BOFL will apply the net proceeds received by it from the sale of the Securities substantially in the manner set forth in the Prospectus.

j) Additional Information. BOFL shall cause its representatives to be available to answer questions of and provide additional information to potential investors. BOFL further agrees to provide you with access to its officers, directors, employees, counsel, accountants, and consultants, and to provide all reasonably necessary assistance to your performance under this Agreement. In addition, BOFL shall promptly furnish to you the names and addresses of all persons and entities with which BOFL has had, or does have, discussions or contacts concerning the Offering.

5) Covenants of the Placement Agent. In addition to all other covenants and agreements of the Placement Agent set forth in this Agreement, you covenant and agree as follows:

a) Information. Neither you nor any Selected Dealer shall give any information or make any representations in connection with the Offering of the Securities other than those contained in the Prospectus or other information provided by BOFL for delivery or disclosure to prospective investors.

b) Registered Broker. You and each of the Selected Dealers are, and will continue to be, registered as a broker-dealer under the Exchange Act and a member in good standing of FINRA. You are properly registered as a broker-dealer under the applicable laws of the State of Florida, and you or at least one of the Selected Dealers are, and will continue to be, properly registered as a broker/dealer in each state where required to serve as a broker/dealer in connection with the Offering.

c) Comply with Legal Requirements. You and each of the Selected Dealers shall comply with all applicable requirements of the Exchange Act, any applicable rules and regulations promulgated under the Exchange Act, including, but not limited to, SEC Rule 15c2-4, any applicable state securities laws and the rules and regulations thereunder, and the regulations of FINRA relating to the offering of the Securities. Further, you shall use your best efforts to conduct the Offering in a manner intended to be in compliance with the offering procedures set forth in the Prospectus and in compliance with the 1933 Act and the laws of all other applicable jurisdictions.

d) Material Misrepresentations. You agree not to make any untrue statement of a material fact or omit to state any material fact necessary to be stated, to make statements made by you, in light of the circumstances under which they were made, not misleading; except that BOFL acknowledges that you make no representation, warranty, or covenant with respect to statements or omissions made in reliance upon and in conformity with information in the Registration Statement or Prospectus, as amended or supplemented from time to time (excluding information regarding the Placement Agent furnished to BOFL in writing by the Placement Agent expressly for use in the Prospectus, provided the only information furnished to BOFL by the Placement Agent is set forth in the section of the Prospectus entitled “The Offerings and Plan of Distribution – Plan of Distribution”) or furnished by BOFL or any affiliate, representative, or agent of BOFL (excluding the Placement Agent).

6) Closing Conditions. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy and performance of the representations, warranties, and covenants of BOFL and to the following terms and conditions:

a) BOFL’s Representations and Warranties. On the date of this Agreement and at all times during the Offering Period, BOFL’s representations and warranties shall be true in all material respects. For purposes of this section, representations and warranties made with respect to specified dates need only to have been true in all material respects as of such dates or events.

b) BOFL’s Covenants. On the date of this Agreement and at all times during the Offering Period, BOFL shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to have been performed.

c) Opinion of Counsel. At each Closing, BOFL shall deliver the opinion of Igler & Dougherty, P.A., BOFL’s counsel, dated as of the date of Closing, in a form mutually acceptable to BOFL and the Placement Agent.

d) No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus, as amended and supplemented from time to time:

i) there shall not have been any material adverse change (A) in the ability of BOFL to conduct any of its current or proposed business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or (B) in the general affairs, management, financial position, or results of operations of BOFL, whether or not arising from transactions in the ordinary course of business; and

ii) BOFL has not sustained any loss or interference from any strike, fire, flood, windstorm, accident, or other calamity (whether or not insured), where such loss or interference is material to BOFL and such loss or interference constitutes a change which materially and adversely affects the business or prospects of BOFL.

e) Closing Certificate. BOFL shall have delivered a certificate dated as of each Closing date substantially in the form of Exhibit B hereto.

f) Comfort Letter. At the time of the execution of this Agreement, Placement Agent shall have received from Porter Keadle Moore, LLP and Hacker, Johnson & Smith, P.A., a letter, dated the date of this Agreement and in form and substance satisfactory to the Placement Agent, together with signed or reproduced copies of such letter for each other member of the Selected Dealers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information of BOFL contained in the Registration Statement or the Prospectus.

g) Bring-down Comfort Letter. At each Closing, the Placement Agent shall have received from Porter Keadle Moore, LLP and Hacker, Johnson & Smith, P.A., a letter, dated as of the date of such Closing and in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to date of such Closing.

h) Approval of Listing. At each Closing, if any, the Securities to be sold to investors at such time shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

i) No Objection. FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements. No Regulatory Authority shall have expressed any objection to the Offering.

j) Lock-up Letter. On or prior to the date hereof, BOFL shall have furnished to the Placement Agent an agreement in substantially the form of Exhibit C hereto from each director and executive officer of BOFL, and such agreement shall be in full force and effect at the time of each Closing.

If any condition specified in this Section 6 shall not have been fulfilled, you may terminate this Agreement or, if you so elect, waive any such condition that has not been fulfilled or extend the time for its fulfillment. Any termination under this Section 6 shall be without liability to any party hereto, except pursuant to Sections 7 and 8, which shall survive the termination of this Agreement. Termination of this Agreement under this Section will be effective immediately upon our receipt of notice of termination from you.

7) Compensation and Expenses.

a) Placement Fees. For your services in connection with the Offering, BOFL shall pay to you (“Compensation”) selling commissions (“Placement Fees”) equal to seven percent (7%) of the dollar amount of all Securities sold.

BOFL acknowledges that Placement Agent will be the only broker/dealer to assist it in the sale of the Securities, as provided in the Prospectus. The Placement Agent may enter into an agreement with respect to the sharing of the Compensation as outlined in this Section 7 and BOFL shall be advised of such agreement. If BOFL and Placement Agent determine that other broker dealers, including any Selected Dealers, are to be utilized, the Placement Fee shall remain unchanged with respect to such sales, and the Placement Agent may share a portion of the Placement Fee with any such participating dealer as determined in the sole discretion of the Placement Agent pursuant to one or more written selling group agreements between the Placement Agent and such participating broker dealers. Any broker/dealer participating will identify its and its customers’ names prior to the confirmation of such orders.

b) Placement Agent Expenses. BOFL agrees to reimburse the Placement Agent for all of its reasonable, customary, and accountable out-of-pocket expenses incurred in connection with the Offering and preparing for the Offering including, without limitation, legal fees and expenses, postage, overnight delivery, database services, copying charges, telephone charges, meals, travel and lodging related expenses (including but not limited to visits to BOFL or investor presentations); provided, however, that, except as otherwise provided herein, such reimbursements shall not exceed $100,000, unless pre-approved by BOFL in writing, but in no event shall exceed $150,000.

The reimbursement of out-of-pocket expenses pursuant to this Section 7(b) (including legal fees and expenses) need not be approved by BOFL in advance of such payment or to qualify for the reimbursement hereunder, provided the total remains less than the forgoing cap of $100,000, and an itemization of such expenses are furnished to BOFL upon its request. All out-of-pocket expenses (including legal fees and expenses)

are due and payable upon invoice, from time to time. Upon request of Placement Agent, BOFL shall pay Placement Agent’s counsel directly for all legal expenses related to the Offering. The out-of-pocket reimbursement of expenses and legal fees described in this Section 7 shall be paid regardless of whether the Offering is completed or not for any reason, including market conditions.

c) BOFL Expenses. BOFL shall pay all of the costs and expenses of the Offering customarily borne by issuers, including without limitation all (i) legal fees and expenses, (ii) Blue Sky fees and expenses, including legal fees, (iii) accounting fees and expenses (including all comfort letters required by this Agreement), (iv) costs and expenses incidental to management’s participation in any road show including the food, beverage, hotel and room rental costs of such road show, (v) costs and expenses relating to the preparation, filing, printing, and delivery of the Registration Statement, this Agreement, the Prospectus, and all other subscription documents, (vi) the issuance of the Securities, including the cost of preparing stock certificates and the costs and fees of any transfer agent or registrar (vii) state and other filing fees, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Securities, (ix) all listing fees and any other fees and expenses incurred in connection with the listing on the Nasdaq Global Market of the Securities, and (x) the filing fee of FINRA relating to the Rights Offering.

d) Payment Due at Closing. Notwithstanding anything to the contrary in this Agreement, at the initial Closing and each time thereafter that BOFL consummates the sale of Securities with regard to which Placement Agent is due Placement Fees, BOFL shall pay the Placement Agent all Placement Fees and all other amounts payable pursuant to this Agreement, to the extent not previously paid by BOFL.

8) Indemnification and Contribution.

a) Indemnification by BOFL. Subject to the conditions set forth below, BOFL hereby indemnifies and holds harmless (1) you and your affiliates, members, directors, officers, agents, employees, and each other person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) you or any of your affiliates, and (2) any Selected Dealers and their respective affiliates, members, directors, officers, agents, employees, and each other person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) them or any of their affiliates, against any and all loss, liability, claim, damage, and reasonable expense whatsoever (including, without limitation, any and all expense reasonably incurred in investigating, preparing, or defending against any litigation, investigation, or claim, commenced or threatened):

i) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, or any Issuer Free Writing Prospectus (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, under the circumstances of which they were made, not misleading;

ii) to the extent of the aggregate amount paid in settlement of any litigation or other proceeding, commenced or threatened, or of any claim whatsoever, based upon any such actual or alleged untrue statement, omission, or misrepresentation or breach or failure, if such settlement is effected with the written consent of BOFL, which consent shall not unreasonably be withheld;

iii) arising out of or based upon any breach by BOFL of any representation, warranty, covenant or agreement set forth in this Agreement or any failure or alleged failure by BOFL to comply with applicable laws, rules, and regulations; and/or

iv) arising out of any actions taken or omitted to be taken by any indemnified party at the written request or with the written consent of BOFL or in conformity with actions taken or omitted to be taken by BOFL;

provided, however, that BOFL will not be liable in any such case to the extent that:

i) any such claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus (as amended or supplemented) or in any Blue Sky applications or filings in reliance upon and in conformity with the written information regarding the Placement Agent or any Selected Dealer furnished by or on behalf of the Placement Agent to BOFL expressly for use therein; or

ii) such statement or omission was contained or made in the Prospectus and was corrected in an amendment or supplement thereto delivered to the Placement Agent prior to Closing, and (1) any such claim suffered or incurred by the Placement Agent (or any indemnity under this Section 8(a)) resulted from an action, claim, or suit by any person who purchased Securities that are the subject thereof from the Placement Agent (or any indemnity under this Section 8(a) in the Offering, and (2) such Placement Agent (or any indemnity under this Section 8(a)) failed to deliver a copy of the Prospectus as then amended or supplemented to such person at or prior to the sale of such Securities.

BOFL also agrees that neither you nor any of your affiliates, nor any partners, directors, officers, consultants, agents, employees or controlling persons (if any), as the case may be, of you or any such affiliates, shall have any liability to BOFL or any person asserting claims on behalf of or in right of BOFL for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by BOFL results from your gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement or to the extent such liability arises out of an untrue statement or omission regarding the Placement Agent or any Selected Dealer made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to BOFL by you expressly for use therein.

b) Procedure for Indemnification by BOFL. If any action is brought against any such indemnified person in respect of which indemnity may be sought against BOFL pursuant to the foregoing paragraphs, the indemnified party shall notify BOFL of such action in writing within 10 days of the institution of such action and BOFL shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; provided, however, that failure to so notify BOFL shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Section 8. Such indemnified party shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at such party’s own expense, unless: (i) the employment of such counsel shall have been authorized in writing by BOFL in connection with the defense of such action; or (ii) BOFL shall not have employed counsel to have charge of the defense of such action; (iii) the indemnified party’s or parties’ counsel shall have reasonably concluded that there are defenses available to such indemnified party that are different from or additional to those available to BOFL (in which case BOFL shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by BOFL; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. Anything in this paragraph to the contrary notwithstanding, BOFL shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not unreasonably be withheld. The indemnity agreement of BOFL contained in this Section 8 and its representations and warranties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of you or any indemnified person, and shall survive any termination of this Agreement and the sale and delivery of the Securities. BOFL agrees to promptly notify you of the commencement of any investigation, litigation, or proceedings against BOFL in connection with the Offering or sale of the Securities.

c) Indemnification by the Placement Agent. Subject to the conditions set forth below, you will indemnify and hold harmless BOFL and its affiliates, members, directors, officers, agents, employees, and each other person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) BOFL or any of its affiliates, against any and all loss, liability, claim, damage, and reasonable expense whatsoever (including, without limitation, any and all expense reasonably incurred in investigating, preparing, or defending against any litigation, investigation, or claim, commenced or threatened):

i) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Prospectus (each as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to BOFL by you or your agents or any Selected Dealer with respect to you or any Selected Dealer expressly for use in the Prospectus or any amendment or supplement thereof;

ii) to the extent of the aggregate amount paid in settlement of any litigation or other proceeding, commenced or threatened, or of any claim whatsoever, based upon any such actual or alleged untrue statement or omission or misrepresentation or breach or failure if such settlement is effected with your written consent, which consent shall not unreasonably be withheld; and/or

iii) arising out of or based upon any material misrepresentation or material breach of warranty or covenant by you set forth in this Agreement, or any failure or alleged failure by you to comply with the material provisions of this Agreement or applicable laws, rules, and regulations.

d) Procedure for Indemnification by the Placement Agent. If any action is brought against any such indemnified person in respect of which indemnity may be sought against you pursuant to the foregoing paragraphs, the indemnified party shall notify you of such action in writing within 10 days of the institution of such action and you shall assume the defense of such action, including the employment of counsel reasonably satisfactory to BOFL or such other indemnified party and payment of expenses; provided, however, that failure to so notify you shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Section 8. BOFL or such other indemnified party shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at their own expense, unless: (i) the employment of such counsel shall have been authorized in writing by you in connection with the defense of such action; (ii) you shall not have employed counsel to have charge of the defense of such action; (iii) the indemnified party’s or parties’ counsel shall have reasonably concluded that there are defenses available to them which are different from or additional to those available to you (in which case you shall not have the right to direct the defense of such action on behalf of the indemnified party or parties); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, in any of which events such fees and expenses shall be borne by you. Anything in this paragraph to the contrary notwithstanding, you shall not be liable for any settlement of any such claim or action effected without your written consent, which consent shall not unreasonably be withheld. Your indemnity agreement contained in this Section 8 and your representations and warranties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of BOFL or any other indemnified person and shall survive any termination of the Agreement and the sale and delivery of the Securities. You agree to promptly notify BOFL of the commencement of any investigation, litigation or proceedings against you in connection with the sale of the Securities.

e) Indemnity Not Exclusive. The foregoing indemnities shall be in addition to any other rights either party may have against another, and shall not be exclusive.

f) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subparagraphs (a) or (b) hereof or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities in such proportion as is appropriate to reflect the relative fault of and/or benefit to BOFL, on the one hand, and you, on the other hand, in conjunction with the statement or omissions which resulted in such losses, claims, damages, liabilities, or benefits, as well as any other relevant equitable considerations. The relative benefits of BOFL and its stockholders on the one hand and you on the other hand in the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total net proceeds (before deducting expenses) to BOFL pursuant to the Offering (whether or not the Offering is consummated) bears to (ii) the fees actually received by you from BOFL in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses). The relative fault of BOFL on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, BOFL and its affiliates and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. BOFL and you agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (f). The amount paid or payable by a party as a result of the losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. In no event shall the Placement Agent be liable or responsible for contribution under this Section 8(d) for any amount in excess of the Placement Fees received by the Placement Agent under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person, if any, who was not guilty of such fraudulent misrepresentation.

g) Reimbursement for Experts. BOFL agrees to reimburse any indemnified party for all documented and reasonably incurred expenses (including fees and disbursements of counsel) as they are incurred by such indemnified party in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to or settling any such action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 8 or enforcing this Agreement, subject to the terms of subsection (b) above.

h) No Settlement without Unconditional Release. BOFL agrees that, without your prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 8 (whether or not you or any other indemnified party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of you and each other indemnified party from all liability arising out of such claim, action, investigation or proceeding.

9) Duration of Appointment. Your appointment as Placement Agent hereunder shall terminate on the Final Sales Termination Date, except that you will receive fees and expenses to the same extent as provided in Section 7 from all sales of Securities occurring within the one-year period after the Final Sales Termination Date to (a) persons from whom you, BOFL, a Selected Dealer, or any of their respective agents received a subscription on or prior to the Final Sales Termination Date or (b) persons who received a Prospectus from you, BOFL or a Selected Dealer, or any of their respective representative agents, on or prior to the Final Sales Termination Date, provided that such persons were not shareholders of BOFL as of March 8, 2010. For these purposes, the term “persons” shall include the subscriber, all persons residing in the same household as the subscriber, and all corporations, partnerships, limited liability companies, trusts, and other entities in which such person has a controlling legal or beneficial interest.

10) Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you, shall be mailed, delivered, or faxed (with a copy sent via U.S. mail) to Russell L. Hunt at Kendrick Pierce & Company Securities, Inc., 511 West Bay Street, Suite 300, Tampa, FL 33606 (with a copy to Martin A. Traber at Foley & Lardner LLP, 100 N. Tampa Street, Suite 2700, Tampa, FL 33602) and if sent to BOFL, shall be mailed, delivered, or faxed (with a copy sent via U.S. mail) to Michael L. McMullan, CEO at Bank of Florida Corporation, 185 Immokalee Road, Naples, Florida 34110 (with a copy to A. George Igler, Esq., Igler & Dougherty, P.A., 2457 Care Drive, Tallahassee, FL 32308). Any party entitled to notice may change the address or person to whom notice is to be sent by giving written notice as provided herein. Notice shall be deemed to be given: if mailed, two business days after being sent via U.S. certified mail, return receipt requested, with postage prepaid; if sent via overnight delivery, one business day after deposit with the courier, with all shipping charges prepaid; if hand-delivered, upon delivery; or, if faxed, upon telephone confirmation of the receipt of the fax.

11) Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon you, BOFL, and the persons referred to in Section 8 hereof, and their respective successors, legal representatives, employees, agents, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

12) Construction. This Agreement shall be construed and governed under the internal laws of the State of Florida, without reference to conflicts of laws principles thereunder.

13) Arbitration. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to, this Agreement shall be submitted to and settled by arbitration conducted in Hillsborough County, Florida. The arbitration shall be before (a) one (1) arbitrator selected by mutual agreement of the parties reached fifteen (15) days after the service of the demand for arbitration, or (b) if no mutual agreement can be reached within that time, before a panel of three (3) arbitrators, with each party appointing one arbitrator, and the third to be appointed by the first two arbitrators selected. If either party fails to submit the name of the arbitrator within fifteen (15) days for the demand for arbitration, then the one arbitrator selected shall decide the claim or controversy. Each arbitrator shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of the majority of such arbitrators to appeal or review in any court of law or in equity or by any other tribunal arbitration system or otherwise. Judgment upon any award granted by the majority of such arbitrators may be enforced in any court having jurisdiction thereof.

14) Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, no other provision shall be invalidated or rendered unenforceable by such holding.

15) Entire Agreement. This Agreement and the exhibits hereto evidence the entire agreement between you and BOFL relating to the Offering. All prior negotiations and agreements relating to the Offering are merged in, and superseded by, this Agreement and there are no agreements, representations, and warranties with respect to the transactions contemplated herein other than those set forth herein and in the Dealer Manager Agreement between you and BOFL of even date herewith. This Agreement specifically supersedes and replaces in its entirety that certain Engagement Agreement between BOFL and you dated April 9, 2010.

16) Representations and Indemnities to Survive Delivery. The agreements and indemnities contained in Sections 7, 8, 13 and this Section 16 and the representations and warranties of the Company set forth in Section 2 hereof shall survive any termination or cancellation of this Agreement, any completion of the engagement provided by this Agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any withdrawal, rescission, termination, modification, expiration and closing of the Offering and shall inure to the benefit of any successors, assigns, heirs and personal representatives of BOFL, you and any indemnified party hereunder.

17) Captions. Captions in this Agreement are for convenience only, form no part of this Agreement, and shall not in any manner modify or otherwise affect the interpretation of this Agreement.

18) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute the same instrument; and signatures delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, shall be given the same legal force and effect as original signatures.

19) Publicity. BOFL and you shall consult with each other with respect to the form and substance of any press release or other formal public disclosure of matters related to the Offering. Except as required by applicable law or regulations, neither you nor BOFL shall issue any such press release during the term of this Agreement without the other party’s prior consent, which may not be unreasonably withheld. BOFL agrees that you shall have the right, subsequent to the Closing of the Offering, to place advertisements at your own cost in financial and other newspapers and journals describing your services hereunder, which approval shall not be unreasonably withheld or delayed. BOFL may not publish, refer to, describe, or characterize your engagement pursuant to this Agreement, or the advice you provide to BOFL, without your prior written consent, which consent shall not be unreasonably withheld or delayed.

20) Confidentiality.

a) To the extent consistent with legal requirements, all information given to the Placement Agent by BOFL, unless publicly available or otherwise available to the Placement Agent without restriction or breach of any confidentiality agreement (“Confidential Information”), will be held by the Placement Agent in confidence and will not be disclosed to anyone other than the Placement Agent’s representatives and advisors without BOFL’s prior approval or used for any purpose other than those referred to in the Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall, in itself, prevent the Placement Agent from engaging in future transactions involving companies in a similar industry to BOFL, provided no Confidential Information is directly or indirectly used in connection with such engagement.

b) Immediately after the Closing of the Offering, or if this Agreement is terminated, the Placement Agent, and its representatives and advisors shall promptly deliver to BOFL or destroy all Confidential Information (including all copies) furnished to the Placement Agent pursuant to this Agreement, except for information kept pursuant to the Placement Agent’s document retention policy.

[Remainder of page intentionally left blank.

Next page is signature page.]

If the foregoing expresses your understanding of the agreement between us, please sign and return a copy of this document to the undersigned, and the same will constitute an agreement between us.

ACCEPTED AS OF                  , 2010

KENDRICK PIERCE & COMPANY SECURITIES, INC.		BANK OF FLORIDA CORPORATION

By:		By:
	Russell L. Hunt, Chief Executive Officer		Michael L. McMullan, Chief Executive Officer

EXHIBIT A

BANK OF FLORIDA CORPORATION

SELECTED DEALER AGREEMENT

                 , 2010

Ladies and Gentlemen:

1. Offering. Pursuant to a Placement Agent Agreement dated April [    ], 2010 (the “Placement Agent Agreement”), Kendrick Pierce & Company Securities, Inc. (the “Placement Agent,” “we,” or “us”), has agreed to assist Bank of Florida Corporation (“BOFL”), on a best efforts basis, in connection with a public offering (the “Offering”) of up to 84,440,228 shares of common stock of BOFL, par value, $0.01 per share (the “Securities”), which will be registered on a Form S-1 Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”). In addition, pursuant to a Dealer Manager Agreement dated April [    ], 2010 (the “Dealer Manager Agreement”), we have agreed to act as exclusive dealer manager in connection with BOFL’s distribution of non-transferable rights (the “Rights”) to subscribe for and purchase, at the election of the holders of the Rights (the “Rights Holders”), an aggregate of approximately 38,873,694 shares (the “Underlying Shares”) of BOFL’s common stock, par value $0.01 per share, to the holders of record of its common stock at 5:00 p.m., Eastern Time, on March 8, 2010 (the “Rights Offering”). The Securities and the Underlying Shares and the terms upon which they are being offered and sold are more fully described in the enclosed Prospectus dated April     , 2010 (the “Prospectus”), which forms a part of the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Placement Agent Agreement.

2. Selected Dealer Qualifications and Compensation. We have agreed with BOFL to manage the sale of the Securities on a best efforts basis and to act as exclusive dealer manager in connection with the Rights Offering. On behalf of BOFL, and subject to the terms and conditions contained herein, we are offering to you and certain other licensed “dealers” (as defined Section 2(12) of the 1933 Act) (each a “Selected Dealer” and sometimes, in the case of the recipient of this letter, “you”) the opportunity to offer a portion of the Securities for sale to your and their customers, for which effort we will, subject to the remaining provisions of this Agreement, pay each such Selected Dealer a fee equal to the amount of (i) the placement fees for that number of Securities which are purchased by its customers in states where we are not registered as a broker or dealer under the securities or blue sky law of such state (“Unregistered States”) or (ii) 5% of the total purchase price of that number of Securities which are purchased by its customers in states where we are registered as a broker or dealer under the securities or blue sky law of such state (“Registered States”). On behalf of BOFL, and subject to the terms and conditions contained herein, we are offering to each Selected Dealer the opportunity to offer a portion of the Underlying Shares for sale in the Rights Offering to your and their customers, for which effort we will, subject to the remaining provisions of this Agreement, pay each such Selected Dealer an amount equal to (i) 1.5% of the total purchase price of that number of Underlying Shares which are purchased by its customers in Unregistered States and/or (ii) 1.0% of the total purchase price of that number of

Underlying Shares which are purchased by its customers in Registered States. This Agreement is not effective with respect to, and no fee will be earned or paid as a result of the sale of Securities sold in the Offering or Underlying Shares in the Rights Offering to directors, officers, or employees of BOFL (or their immediate family members). This offer is made only to Selected Dealers actually engaged in the investment banking or securities business that are broker-dealers eligible to participate in the Offering or Rights Offering, as applicable, in accordance with the rules of FINRA and are members in good standing of FINRA that will agree to comply with the rules of the FINRA. You agree to comply with the rules of FINRA. In particular, you acknowledge that you are aware of your obligations pursuant to Rules 2420, 2730, 2740 and 2750 of FINRA.

3. Compliance With Laws and Placement Agent Agreement. Upon becoming a Selected Dealer by signing and returning the enclosed acceptance letter, and in offering and selling the Securities or Underlying Shares, as the case may be, you agree to comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), and the applicable laws, rules, and regulations of any state or securities exchange having jurisdiction over the Offering or Rights Offering, as the case may be. You confirm that you are familiar with Rule 15c2-4 under the Exchange Act (regarding receipt of customer funds in a best efforts Offering) and with other applicable rules under the Exchange Act, and you hereby agree that you shall comply with Rule 15c2-4 under the Exchange Act, as well as all other applicable rules under the Exchange Act. Without limiting the forgoing, you hereby agree you shall deliver all subscription proceeds to the Escrow Agent by noon of the first business day following the date of you receive such proceeds.

4. Sales Material and Manner. You agree to accept subscriptions for Securities or Underlying Shares only from investors who have received a copy of the Prospectus. In connection with the sale of Securities or Underlying Shares, no person shall be authorized to provide any information or to make any representation other than those contained in the Prospectus and any supplements and amendments or additions thereto or authorized supplemental sales literature used in conjunction therewith, or to offer Securities or Underlying Shares to any potential investor or to the public through any advertisement, article, notice, or communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or any seminar that, in each case, has not been authorized by BOFL and the Placement Agent in writing.

5. Copies. We hereby confirm that we will make available to you such number of copies of the Prospectus and any subscription documents (as amended or supplemented), as you may reasonably request for the purposes contemplated by the 1933 Act or the Exchange Act, or the rules and regulations of the SEC.

6. Subscriptions. We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering of the Securities and the Underlying Shares. Subscriptions for Securities and Underlying Shares will be strictly subject to confirmation, and we reserve the right in our complete discretion to reject any subscription, in whole or in part, and to accept or reject subscriptions in the order of their receipt or otherwise, and to allot. You agree to advise us from time to time, upon our request, of the number of Securities and Underlying Shares as to which you have received subscriptions pursuant to this Agreement. All such subscription proceeds are to be deposited with the Escrow Agent pursuant to the Escrow Agreement. All checks for subscriptions shall be made payable to “Pacific Coast Bankers’ Bank acting as Escrow Agent for Bank of Florida Corporation”. If any checks made payable to BOFL or its transfer agent or subscription payments are delivered to Selected Dealer, Selected Dealer will forward such checks to the Escrow Agent by noon of the next business day after receipt thereof. If the Offering shall terminate prior to the sale of the Securities and the Underlying Shares due to the failure to sell the Minimum Offering Amount or any other condition precedent, all amounts paid by subscribers to purchase the Securities and the Underlying Shares will be promptly refunded, without the payment of any interest earned thereon or any deduction for expenses.

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7. No Agency. No Selected Dealer is authorized to act as our agent, or otherwise to act on our behalf, in offering or selling the Securities or Underlying Shares or to furnish any information or make any representation except as contained in the Prospectus.

8. Waiver. Nothing will constitute the Selected Dealer as an association with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of the value, validity, or form of the Securities or Underlying Shares or the delivery of the certificates therefor, or the performance by anyone of any agreement on its part, or the qualification of the Securities or Underlying Shares for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and obligations expressly assumed by us in this Agreement. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Act.

9. Representations and Warranties of Selected Dealer. You represent, warrant, and agree that:

(a) You are registered as a broker-dealer under the Exchange Act and a member in good standing of FINRA. You are properly registered as a broker-dealer under the applicable laws of those states listed on Exhibit A attached hereto and incorporated by reference herein and each other state where required to serve as a broker-dealer in connection with the Offering and Rights Offering, as applicable.

(b) Neither you nor any affiliated entity nor any director, officer, or general partner of you nor any beneficial owner of 10% or more of any class of the equity securities of you (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities):

(i) Has filed a registration statement, or is named as an underwriter in connection with a registration or offering statement, which is the subject of any pending SEC proceeding or examination under Section 8 of Rule 261 under the 1933 Act or which is the subject of a currently effective refusal order entered by the SEC or stop order entered pursuant to the law of any state since April 1, 2005;

(ii) Has been convicted of a misdemeanor or felony within the last 10 years in connection with the offer, purchase, or sale of any security or commodity, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, fraud, breach of fiduciary duty, deceit or intentional wrongdoing, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities or commodity futures, real estate, franchises, business opportunities, consumer goods, or other goods and services;

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(iii) Is currently subject to any administrative order or judgment entered since April 1, 2005 arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, fraud, or fraudulent conduct, or breach of fiduciary duty, or has been the subject of or is subject to any administrative order or judgment in which fraud, deceit, or intentional wrongdoing, including but not limited to making untrue statements of material facts or omitting to state material facts, was found and the order or judgment was entered since April 1, 2005;

(iv) Is currently subject to any administrative order or judgment which prohibits the use of any exemption from registration in connection with the purchase or sale of securities, or to any SEC or other censure based on a finding of false filing;

(v) Is subject to any administrative order or order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining or is subject to any order, judgment, or decree of any court of competent jurisdiction entered since April 1, 2005, permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security of commodity or involving the making of any false filing with the SEC or any state or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, commodities, or commodity futures, real estate, franchises, business opportunities, consumer goods, or other goods and services; or

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or a Canadian securities exchange or association.

(c) Since January 1, 2008, neither you nor any related person as defined in FINRA Corporate Financing Rule 2710(a)(6) has (i) purchased unregistered equity securities of BOFL or any of its corporate affiliates; or (ii) entered into any other arrangement that provides for the receipt of any item of value (as such term is defined in the FINRA Corporate Financing Rules) or transfer of any warrants, options, or other securities from BOFL or any of its corporate affiliates.

10. Indemnification by BOFL. Subject to the conditions set forth below, pursuant to the Placement Agent Agreement, BOFL has agreed to indemnify and hold harmless us, each person, if any, who controls us within the meaning of Section 15 of the Act, or is an employee,

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agent, or attorney of the foregoing and (2) any Selected Dealer, as provided in the Placement Agent Agreement. Subject to the conditions set forth below, pursuant to the Dealer Manager Agreement, BOFL has agreed to indemnify and hold harmless us, each person, if any, who controls us within the meaning of Section 15 of the Act, or is an employee, agent, or attorney of the foregoing

11. Indemnification by You; Contribution. Subject to the conditions set forth below, you will indemnify and hold harmless BOFL, us and each person, if any, who controls BOFL or us within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or is an affiliate, director, employee, agent or attorney of BOFL or us:

(a) against any and all loss, liability, claim, damage, and expense whatsoever (including, without limitation, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation or investigation, commenced or threatened, or any claim whatsoever) arising out of or based upon (i) any statements, acts, or omissions by you in connection with the offer or sale of the Securities not expressly authorized by BOFL or us; or (ii) any material misrepresentation or material breach of warranty or covenant by you set forth in this Agreement, or any failure or alleged failure by you to comply with the material provisions of this Agreement or applicable laws, rules, and regulations; and

(b) against any and all loss, liability, claim, damage, and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or other proceeding, commenced or threatened, or of any claim whatsoever, based upon any such actual or alleged untrue statement or omission or misrepresentation or breach or failure (including, without limitation, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any such litigation or claim) if such settlement is effected with your written consent, which shall not be unreasonably withheld.

(c) If any action is brought against BOFL, us, or any such controlling persons, employees, agents, or attorneys in respect of which indemnity may be sought against you pursuant to the foregoing paragraphs, the indemnified party shall notify you of such action in writing within 10 days of the institution of such action and you shall assume the defense of such action, including the employment of counsel reasonably satisfactory to BOFL, us, or such other indemnified party and payment of expenses. BOFL, we, or such other indemnified party shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at their (or our, as the case may be) own expense, unless: (i) the employment of such counsel shall have been authorized in writing by you in connection with the defense of such action; (ii) you shall not have employed counsel to have charge of the defense of such action; or (iii) the indemnified party or parties shall have reasonably concluded, and your counsel shall have concurred in the conclusion, that there are defenses available to them (or us, as the case may be) which are different from or additional to those available to you (in which case you shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by you. Anything in this paragraph to the contrary notwithstanding, you shall not be liable for any

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settlement of any such claim or action effected without your written consent, which shall not be unreasonably withheld. Your indemnity agreement contained in this Section 11 and your representations and warranties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of BOFL or us and shall survive any termination of the Agreement and the sale and delivery of the Securities or Underlying Shares, as the case may be. You agree to promptly notify BOFL and us of the commencement of any investigation, litigation, or proceedings against you in connection with the sale of the Securities or Underlying Shares, as the case may be. The foregoing indemnity shall be in addition to any other rights any party may have against another, and shall not be exclusive.

(d) If the indemnification provided for in this Agreement is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities in such proportion as is appropriate to reflect the relative fault of and/or benefit to BOFL, us and you, in conjunction with the statement or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits to as well as fault of BOFL, us and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by BOFL, us and you and the parties’ relative intent, knowledge, access to information, and opportunities to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

12. Termination. Unless earlier terminated by us, this Agreement shall terminate at the close of business on the Final Sales Termination Date. We may terminate this Agreement or any provision hereof at any time by written or telegraphic notice to you.

13. Notice. Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this agreement is mailed.

14. Governing Law; Captions. This agreement shall be governed by the laws of the State of Florida, without regard for its conflict of laws principles. Captions used herein are for the convenience of the partners only and are not intended to be used in the interpretation of this Agreement.

15. Entire Agreement. This Agreement evidences the entire agreement between us. All prior negotiations and agreements are merged in, and superseded by, this Agreement and there are no agreements, representations, and warranties with respect to the transactions contemplated herein other than those set forth herein.

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16. Confirmation. Please confirm your agreement hereto by signing the acceptance below and returning an original of this signature page to the Placement Agent, at Kendrick Pierce & Company Securities, Inc., attention Russell L. Hunt, 511 West Bay Street, Suite 300, Tampa, FL 33606.

Very truly yours,

KENDRICK PIERCE & COMPANY SECURITIES, INC.

By:
Russell L. Hunt, Chief Executive Officer

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ACCEPTANCE:

We hereby confirm our agreement to all the terms and conditions stated in the foregoing Selected Dealer Agreement. We acknowledge receipt of the Prospectus and the Placement Agent Agreement relating to the Securities and/or the Dealer Manager Agreement relating to the Rights Offering and we further state that in agreeing to such terms and conditions, we have relied upon the Prospectus and no other statements whatsoever, written or oral. In addition, we confirm that we are broker-dealers actually engaged in the investment banking or securities business, that we are a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and that we will comply with the rules of FINRA, the Exchange Act, the Securities Act, and the regulations issued under them including, without limitation, Regulation D.

(Please print or type name of firm)

By:
(Authorized Representative)

Dated:                     , 2010

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EXHIBIT B

CLOSING CERTIFICATE OF COMPANY

[Closing Date]

Kendrick Pierce & Company Securities, Inc.

511 West Bay Street, Suite 300

Tampa, FL 33606

Re:	Bank of Florida Corporation - Sale of Securities

Ladies and Gentlemen:

By authorized signature below, the undersigned hereby certifies to you that as of the date of this certificate:

1. Representations and warranties of the undersigned contained in the Placement Agent Agreement between Bank of Florida Corporation and Kendrick Pierce & Company Securities, Inc. dated April [    ], 2010 (the “Placement Agent Agreement”), are true and correct in all material respects; and

2. The undersigned has fulfilled all covenants and agreements set forth in the Placement Agent Agreement and has complied with all conditions set forth in the Placement Agent Agreement on its part to be fulfilled or performed at or prior to the date of this Certificate.

Very truly yours,

Bank of Florida Corporation

Michael L. McMullan, Chief Executive Officer

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

April     , 2010

Kendrick Pierce & Company Securities, Inc.

511 West Bay Street, Suite 300

Tampa, FL

Re:	Bank of Florida Corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of Common Stock (the “Offering”) for which you will act as the placement agents pursuant to a placement agency agreement (the “Placement Agency Agreement”). The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Kendrick Pierce & Company Securities, Inc. (“Kendrick Pierce & Co”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing) of a registration statement (except for a registration statement on Form S-8) with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 120 days after the final closing date for the Offering (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of Kendrick Pierce & Co., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Kendrick Pierce & Co. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Placement Agency Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

It is understood that if the Company advises the Placement Agents in writing that it does not intend to proceed with the Offering, or if either the Company or the Placement Agents shall advise the other party in writing that the Offering has been terminated, then the undersigned will be released from its obligations under this agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

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